Exhibit 23

                          AMOCO EMPLOYEE SAVINGS PLAN


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-52579, 33-66170, 33-42950, and 33-
   58063) of the Amoco Employee Savings Plan of our report dated May 15, 1995 appearing on page 3 of this Form 11-K.




   PRICE WATERHOUSE LLP

   Chicago, Illinois
   May 15, 1995
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